EXHIBIT 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2004, (the “Report”) by Arkansas Best Corporation (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

ARKANSAS BEST CORPORATION
(Registrant)

Date: February 24, 2005	/s/ Robert A. Young III

Robert A. Young III
Chairman of the Board, Chief Executive Officer and
Principal Executive Officer

ARKANSAS BEST CORPORATION
(Registrant)

Date: February 24, 2005	/s/ David E. Loeffler

David E. Loeffler
Senior Vice President — Chief Financial Officer,
Treasurer and Principal Accounting Officer